Exhibit 99.1

GLOBAL ENTERTAINMENT & MEDIA HOLDINGS CORPORATION

FORM OF AUDIT COMMITTEE CHARTER

Adopted as of [ ], 2008

I.	Purpose

             The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Global Entertainment & Media Holdings Corporation (the “Company”). The purpose of the Committee is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company and its subsidiaries. The Committee’s primary functions are:

1.	Responsibility for (i) engaging an independent registered public accounting firm (the “Independent Auditor”), (ii) reviewing with the Independent Auditor the plans and results of the audit engagement, (iii) approving professional services provided by the Independent Auditor, (iv) reviewing the independence of the Independent Auditor and (iv) considering the range of audit and non-audit fees.

2.	Assist Board oversight of (i) the accounting and financial reporting processes of the Company, including the integrity of the financial statements and other financial information provided by the Company to its stockholders, the public, any stock exchange and others, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the Independent Auditor, (iv) the performance of the Company’s Independent Auditor, (v) the performance of the people responsible for the Company’s internal audit function, including any third party employed by the Company for the purpose of performing all or any portion of the Company’s internal audit function (the “Internal Auditor”) and (vi) such other matters as shall be mandated under applicable laws, rules and regulations as well as the listing standards of the American Stock Exchange LLC (“AMEX”).

3.	Prepare a report required by the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement and any other Committee reports required by applicable securities laws or stock exchange listing requirements or rules.

4.	Provide an open avenue of communication between and among the Independent Auditor, the Internal Auditor, management and the Board.

II.	Board Composition

             The Committee shall consist of at least three directors, each of whom is financially literate (i.e., able to read and understand fundamental financial statements, including a corporation’s balance sheet, income statement and cash flow statement). Each member of the Committee will be a member of the Board in good standing and, in the business judgment of the Board, “independent” under the independence requirements set forth, from time to time, in the listing standards of the AMEX and any other applicable laws, rules or regulations, including, without limitation, any rules promulgated by the SEC. In addition, at least one member of the Committee must be designated by the Board to be the “audit committee financial expert,” as defined in Item 407 of Regulation S-K as amended, and “financially sophisticated” pursuant to the requirements of the AMEX. No Committee member may have participated in the preparation of the financial statements of the Company or any of the Company’s current subsidiaries at any time during the past three years.

             The members of the Committee shall be appointed by the Board and any vacancies on the Committee shall be filled by the Board. Members of the Committee may be removed at any time by the Board. The Board will designate one member of the Committee to be the chairperson of the Board, provided that if the Board does not so designate a chairperson, the members of the Committee, by a majority vote, may designate a chairperson.

             The Committee may form and delegate authority to subcommittees when appropriate to perform particular functions, either generally or in specific instances, provided that the subcommittees shall be comprised of members who meet the independence requirements set forth above. Any subcommittees shall be subject to this charter. The decisions of any subcommittees to which authority is delegated under this paragraph shall be presented to the full Committee at its next regularly scheduled meeting.

III.	Meetings and Procedures

             Meetings of the Committee shall take place at least four times per year on a quarterly basis, or more frequently as circumstances require. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee should also meet with management, the Independent Auditor or any Internal Auditor in separate executive sessions to discuss any matters that the Committee or any of the above persons or firms believe warrant Committee attention.

             Meetings may be held telephonically or by means of other communications equipment. Actions of the Committee may also be taken by unanimous written consent when deemed necessary or desirable by the chairperson of the Committee. Meetings shall be called by the chairperson of the Committee or, if there is no chairperson, by a majority of the members of the Committee. A majority of the members shall constitute a quorum, and the Committee shall act only on the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

             The Committee shall maintain minutes of all meetings, which will record all actions taken by the Committee. The minutes will be maintained with the books and records of the Company.

IV.	Duties and Responsibilities

             While the Committee has the powers and responsibilities set forth in this charter, it is not the duty or responsibility of the Committee to (i) plan or conduct audits, (ii) determine that the Company’s financial statements and disclosures are complete and accurate or are in accordance with generally accepted accounting principles (“GAAP”) or applicable rules and regulations, or (iii) monitor and control risk assessment and management. These are the responsibilities of the Company’s management and the Independent Auditor.

             In fulfilling its duties and responsibilities hereunder, the Committee will be entitled to reasonably rely on (a) the integrity of those persons within the Company and of the professionals and experts (such as the Independent Auditor) from which it receives information, (b) the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts and (c) representations made by the Independent Auditor as to any services provided by such firm to the Company.

             To fulfill its responsibilities, the Committee shall:

A.	Selection, Evaluation and Oversight of the Independent Auditor

	1.	Be directly responsible for the appointment, compensation, retention (including termination) and oversight of the work of the Independent Auditor (including resolution of disagreements between management and the Independent Auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services or other work for the Company, and ensure that such Independent Auditor report directly to the Committee.

	2.	Have the sole authority to approve all audit engagement fees and terms, as well as all non-audit engagements of the Independent Auditor.

	3.	Pre-approve the fees and terms of all auditing services (including providing comfort letters in connection with securities offerings) and permitted non-audit services (including tax services) to be provided by the Independent Auditor to the Company, except for non-audit services covered by the de minimus exception in Section 10A of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”). The Committee may delegate the authority to pre-approve audit and permitted non-audit services between meetings of the Committee to a designated member of the Committee, provided that the decisions made by such member are presented to the full Committee for ratification at its next scheduled meeting for ratification.

	4	Evaluate on an annual basis the performance of the Independent Auditor, including the partner of the Independent Auditor who has principal responsibility for the audit of the Company’s financial statements (the “lead audit partner”) as required by the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the SEC thereunder (the “Sarbanes-Oxley Act”), and present the conclusions of such evaluation to the Board. In making its evaluation, the Committee may take into account the opinions of management and any Internal Auditor.

	5.	At least annually obtain and review a report by the Independent Auditor describing: (i) the Independent Auditor’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the Independent Auditor, or by any inquiry or investigation by any governmental or professional authority, within the preceding five years, respecting one or more independent audits carried out by the Independent Auditor, and any steps taken to deal with any such issues; and (iii) all relationships between the Independent Auditor and the Company in order to assess the Independent Auditor’s independence. In addition, this report should include a description of each category of services provided by the Independent Auditor to the Company and a list of the fees billed for each such category.

	6.	Monitor and evaluate the independence of the Independent Auditor by, among other things: (i) verifying the rotation of the lead audit partner and other senior members of the Independent Auditor; (ii) monitoring compliance by the Company of the employee conflict of interest requirements contained in the Sarbanes-Oxley Act; (iii) engaging in a dialogue with the Independent Auditor to confirm that compensation of the lead audit partner is consistent with applicable SEC rules; and (iv) actively engaging in a dialogue with the Independent Auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the Independent Auditor.

	7.	Discuss with the Independent Auditor the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as then in effect.

	8.	Review all reports and communications required to be submitted by the Independent Auditor to the Committee under Section 10A of the Exchange Act.

B.	Oversight of Annual Audit and Quarterly Reviews

	1.	Review and discuss with the Independent Auditor its annual audit plan, including the timing and scope of audit activities, and monitor such plan’s progress and results during the year.

	2.	Review with management, the Independent Auditor and any Internal Auditor, the following information which is required to be reported by the Independent Auditor:

(i) all critical accounting policies and practices used or to be used by the Company;

	(ii)	all alternative accounting treatments of material financial information within GAAP that have been discussed with the Independent Auditor and management, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Independent Auditor;

	(iii)	all other material written communications between the Independent Auditor and management, such as any management letters and any schedules of unadjusted differences; and

	(iv)	any material financial arrangements of the Company which do not appear on the financial statements of the Company.

3.	Review and discuss with management, the Independent Auditor and, if appropriate, the Internal Auditor, the following:

	(i)	major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and policies, compliance with GAAP and, where appropriate, the Company’s provision for future occurrences which may have a material impact on its financial statements;

	(ii)	any analyses prepared by management and/or the Independent Auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the financial statements of the Company; and

	(iii)	the effect of regulatory and accounting initiatives, as well as off-balance sheet transactions, arrangements, obligations and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the financial statements of the Company.

4.	Resolve all disagreements between the Independent Auditor and management or the Internal Auditor, if any, in connection with the preparation of the financial statements.

5.	Review on a regular basis with the Independent Auditor any problems or difficulties encountered by the Independent Auditor in the course of any audit work, including management’s response with respect thereto, any restrictions on the scope of the Independent Auditor’s activities or on access to requested information, and any significant disagreements with management. In connection therewith, the Committee should review with the Independent Auditor the following:

	(i)	any accounting adjustments that were noted or proposed by the Independent Auditor but were rejected by management (as immaterial or otherwise);

		(ii)	any communications between the audit team and the Independent Auditor’s national office with respect to auditing or accounting issues presented by the engagement;

		(iii)	any “management” or “internal control” letters issued, or proposed to be issued, by the Independent Auditor to the Company; and

		(iv)	all other material written communications between the Independent Auditor and management.

	6.	Review and discuss the Company’s annual audited financial statements and quarterly financial statements with management, the Independent Auditor and, if appropriate, the Internal Auditor, including specific disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and any major issues related thereto, and recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K.

C.	Oversight of the Internal Audit Function and Internal Controls

	1.	Review and approve the appointment of an Internal Auditor as well as the compensation and other benefits to be provided to such person responsible for the internal audit function.

	2.	Review:

		(i)	the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures on a regular basis, including the responsibilities, budget, compensation and staffing of the Company’s internal audit function, through inquiry and discussions with the Independent Auditor and management and the Internal Auditor;

		(ii)	(A) the internal control report prepared by management, including the management’s assessment of the effectiveness of the Company’s internal control over financial reporting and (B) the Independent Auditor’s attestation, and report, on the assessment made by management, in each case, as and when required by Section 404 of the Sarbanes-Oxley Act; and

		(iii)	the Committee’s involvement and interaction with the Independent Auditor and with the Internal Auditor, as well as interaction with the Company’s senior financial officers.

	3.	Review with the Company’s senior financial officers and the Independent Auditor, periodically, the following:

		(i)	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and

(ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting;

	4.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor, control and manage such exposures, including the Company’s risk assessment and risk management policies.

	5.	Review with management the progress and results of all internal audit projects, and, when deemed necessary or appropriate by the Committee, direct the Company’s chief executive officer to assign additional internal audit projects to the Internal Auditor.

	6.	Review with management the Company’s administrative, operational and accounting internal controls, including any special audit steps adopted in light of the discovery of material control deficiencies.

	7.	Receive periodic reports from the Independent Auditor, management and the Internal Auditor to assess the impact on the Company of significant accounting or financial reporting developments that may have a bearing on the Company.

	8.	Establish and maintain free and open means of communication between and among the Committee, the Independent Auditor, the Internal Auditor and management, including providing such parties with appropriate opportunities to meet separately and privately with the Committee on a periodic basis.

	9.	Review and discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information and non-GAAP financial measures (as defined in Regulation G), as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussions may be done generally (i.e., discussion of the types of information to be disclosed and the types of presentations to be made).

D.	Miscellaneous

	1.	Establish clear hiring policies by the Company for employees or former employees of the Independent Auditor.

	2.	Meet periodically with the Company’s legal counsel when appropriate to review legal and regulatory matters, including (i) any matters that may have a material impact on the financial statements of the Company and (ii) any matters involving potential or ongoing material violations of law or breaches of fiduciary duty by the Company or any of its directors, officers, employees or agents or breaches of fiduciary duty to the Company.

3.	Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

4.	Review and approve in advance any services provided by the Independent Auditor to the Company’s executive officers or members of their immediate family.

5.	Review the Company’s program to monitor compliance with the Company’s Code of Conduct and Ethics, and meet periodically with the Company’s chief executive officer to discuss compliance with the Code of Conduct and Ethics.

6.	Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing matters or reports which raise material issues regarding the Company’s financial statements or accounting policies, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

7.	Secure independent expert advice to the extent the Committee determines it to be appropriate, including retaining, with or without Board approval, independent counsel, accountants, consultants or others, to assist the Committee in fulfilling its duties and responsibilities, the cost of such independent expert advisors to be borne by the Company.

8.	Report regularly to the Board on its activities, as appropriate. In connection therewith, the Committee should review with the Board any material issues that have arisen before the Committee with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Independent Auditor, or the performance of the internal audit function. Review the findings of any examination by regulatory agencies and any auditor observations.

9.	Review the requirements of Article FIFTH (or any successor article thereto) of the Company’s Amended and Restated Certificate of Incorporation (“Article Fifth”) at each quarterly meeting of the Committee to determine compliance by the Company with the requirements thereof, and review the terms of all agreements (the “IPO Agreements”) between the Company and any of its officers or directors included as exhibits to the Registration Statement on Form S-1 (File No. 333-149168), as amended, filed by the Company with the SEC in connection with its initial public offering, at each quarterly meeting of the Committee to determine whether the parties to each IPO Agreement are in compliance with such agreement. If any non-compliance is identified, then the Committee shall immediately take all action necessary to rectify the non-compliance or otherwise cause compliance with the requirements of Article Fifth or the terms and provisions of each IPO Agreement.

10.	Oversee the implementation of the Company’s policy with respect to related party transactions and review and approve all other related party transactions required to be disclosed pursuant to Item 404 of Regulation S-K, as may be amended from time to time.

11.	Conduct an annual evaluation of the Committee’s performance.

12.	Review and assess the adequacy of this charter annually and recommend to the Board any changes deemed appropriate by the Committee.

13.	Review accounting and financial human resources and succession planning within the Company.

14.	Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

             The foregoing responsibilities and duties set forth in this charter should serve as a guide only, with the express understanding that the Committee may carry out additional responsibilities and duties and adopt additional policies and procedures as may be necessary in light of any changing business, legislative, regulatory, legal or other conditions.

V.	Former Employees of the Independent Auditor

             The Committee shall be required to pre-approve the hiring of any employee or former employee of the Independent Auditor who was a member of the Company’s audit engagement team within the preceding two fiscal years. The Committee shall not approve the hiring of any individual for a financial reporting oversight role if such person is or was an employee of the Independent Auditor and was a member of the Company’s audit engagement team within the preceding two fiscal years unless (A)(i) such individual is to be employed for a limited period of time due to an emergency or unusual situation and (ii) the Committee determines that the hiring of such individual is in the best interests of the Company’s stockholders or (B) such individual becomes employed by the Company as a result of a business combination and the Committee was made aware of such individual’s prior relationship with the Company as a member of its audit engagement team.

IV.	Resources and Other Authority of the Committee

             The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to retain counsel and other experts or consultants at the expense of the Company without seeking approval of the Board. The Committee shall have the sole authority to select and retain a consultant or search firm, to terminate any consultant or search firm retained by it, and to approve the consultant or search firm’s fees and other retention terms. The Committee has the power in its discretion, to conduct any investigation it deems necessary or appropriate to enable it to carry out its duties.

             The Company will provide appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of (a) compensation to the Independent

Auditor employed by the Company for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (b) compensation to any independent legal, accounting and other advisors or consultants retained to advise the Committee and (c) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

VII.	Limitation on Use of the Charter

             This charter is intended to be a description of certain policies that the Company has adopted as of this time, and is to be used solely as a source of information about the Committee as presently in effect. Nothing in this charter shall be deemed to otherwise create for an employee or any other third party an enforceable right against the Company, the members of the Committee, its directors, officers or any other employee or third party. Except by the Company at the direction of the Board or executive officers, this charter may not be used as evidence or referred to in any other way in any action, claim, suit or other proceeding.